Exhibit 99.1

Aurinia Pharmaceuticals to Acquire Kezar Life Sciences for $6.955 in Cash per Share Plus a Contingent Value Right
ROCKVILLE, Maryland and EDMONTON, Alberta, and South San Francisco, California, March 30, 2026 – Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH), a biopharmaceutical company focused on delivering therapies to people living with autoimmune diseases with high unmet medical needs, announced today it has entered into a definitive merger agreement (the “Merger Agreement”) to acquire Kezar Life Sciences, Inc. (NASDAQ: KZR), a biotechnology company focusing on small-molecule therapeutics to treat unmet needs in autoimmunity and cancer, for $6.955 in cash per share of Kezar common stock, plus one non-transferable contingent value right (“CVR”), which represents the right to receive: (i) potential payments relating to the ongoing clinical development or disposition of zetomipzomib; (ii) certain proceeds relating to Kezar’s collaboration with Everest Medicines and Kezar’s sale of its Sec61-based discovery and development program to Enodia Therapeutics; and (iii) 100% of Kezar’s closing net cash in excess of $50 million, net of certain post-closing CVR-related expenses.
Following a strategic review process conducted by the Kezar board of directors with the assistance of Kezar’s management and external legal and financial advisors, the Kezar board of directors has unanimously: (i) determined that the acquisition by Aurinia is in the best interests of Kezar and its stockholders; and (ii) approved the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby.
Zetomipzomib, Kezar’s lead product candidate, is a first-in-class immunoproteasome inhibitor in development for patients with autoimmune hepatitis (AIH), lupus nephritis and systemic lupus erythematosus (SLE). Zetomipzomib demonstrated clinically meaningful and durable steroid-sparing remissions in the PORTOLA Phase 2 AIH study. Kezar had positive interactions with the US Food and Drug Administration (FDA) in a recent Type C meeting aimed to accelerate the development of zetomipzomib in AIH.
“We are pleased to conclude our strategic review process with this agreement with Aurinia, which will provide immediate liquidity to our shareholders, as well as ongoing participation in the value of zetomipzomib. With its successful track record developing and commercializing treatments for autoimmune diseases, Aurinia is well positioned to continue the development of this novel therapeutic agent,” said Chris Kirk, Chief Executive Officer of Kezar.

Pursuant to the terms of the Merger Agreement, Aurinia will, through its wholly owned subsidiary, Aurinia Pharma U.S., Inc., and its merger subsidiary, Aurinia Merger Sub, Inc., commence a tender offer (the "Offer") by April 13, 2026, to acquire all outstanding shares of Kezar common stock. The closing of the Offer is subject to certain conditions, including the tender of shares of Kezar common stock representing at least a majority of the total number of outstanding shares, Kezar having closing net cash in excess of $50 million, net of certain post-closing CVR-related expenses and other customary closing conditions. Immediately following the closing of the Offer, Kezar will be acquired by Aurinia, and all remaining shares not tendered in the Offer, other than shares owned directly or indirectly by Aurinia or Kezar or a subsidiary thereof or validly subject to appraisal, will be converted into the right to receive the same cash and CVR consideration per share as is provided in the Offer.

Tang Capital Partners, LP, which holds approximately 9.0% of Kezar's outstanding common stock, has signed a tender and support agreement under which it has agreed to tender its shares in the Offer and support the transaction. The transaction is expected to close in the second quarter of 2026.
Advisors
TD Cowen served as exclusive financial advisor and Cooley LLP served as legal counsel to Kezar.
About Aurinia
Aurinia is a biopharmaceutical company focused on delivering therapies to people living with autoimmune diseases with high unmet medical needs. In January 2021, Aurinia introduced LUPKYNIS® (voclosporin), the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis. Aurinia is also developing aritinercept, a dual inhibitor of B cell-activating factor (BAFF) and a proliferation-inducing ligand (APRIL) for the potential treatment of autoimmune diseases.
About Kezar
Kezar Life Sciences is a clinical-stage biopharmaceutical company developing novel small molecule therapeutics to treat unmet needs in immune-mediated diseases. Zetomipzomib, a selective immunoproteasome inhibitor, is currently being evaluated for autoimmune hepatitis. This product candidate also has the potential to address multiple chronic immune-mediated diseases.
Aurinia Forward-Looking Statements
This press release contains forward-looking information within the meaning of applicable Canadian securities law and forward-looking statements within the meaning of applicable U.S. securities law. We caution investors that forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and involve substantial risks and uncertainties that could cause the actual outcomes to differ materially from what we currently expect. These risks and uncertainties include, but are not limited to, those associated with statements regarding the proposed transactions between Aurinia and Kezar, including the Offer and merger, the expected timetable for completing the proposed transactions, the potential benefits of the transactions, the potential consideration amount from the proposed transactions and the terms of the Merger Agreement and CVR Agreement and other risks and uncertainties identified in our filings with the U.S. Securities and Exchange Commission. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, the risk that the proposed transactions may not be completed in a timely manner, or at all; the possibility that various closing conditions of the Offer or the merger may not be satisfied or waived; uncertainty regarding how many of Kezar’s stockholders will tender their shares in the Offer; the risk that competing offers or acquisition proposals will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement and the transactions; the risk that Aurinia may not be able to develop zetomipzomib in a timely fashion or at all.
Forward-looking statements in this press release apply only as of the date made, and we undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Additional information related to Aurinia, including a detailed list of the risks and uncertainties affecting Aurinia and its business, can be found in Aurinia’s most recent Annual Report on Form 10-K and its other public filings (and in the Schedule TO and related Offer documents to be filed by Aurinia) available by accessing the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedarplus.ca or the U.S. Securities and Exchange Commission’s Electronic Document Gathering and Retrieval System (EDGAR) website at www.sec.gov/edgar, and on Aurinia’s website at www.auriniapharma.com.

Kezar Forward-Looking Statements
This press release contains “forward-looking” statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding the proposed transactions between Aurinia and Kezar, including the Offer and merger, the expected timetable for completing the proposed transactions, the potential benefits of the transactions, the potential consideration amount from the proposed transactions and the terms of the Merger Agreement and CVR Agreement, and any other statements about Kezar’s management’s future expectations, beliefs, goals, plans or prospects. Kezar may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, the risk that the proposed transactions may not be completed in a timely manner, or at all, which may adversely affect Kezar’s business and the price of its common stock; the possibility that various closing conditions of the Offer or the merger may not be satisfied or waived; uncertainty regarding how many of Kezar’s stockholders will tender their shares in the Offer; the risk that competing offers or acquisition proposals will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement and the transactions; uncertainty as to the ultimate transaction costs; the possibility that milestone payments related to the CVR will never be achieved and that no milestone payments may be made; the effect of the announcement or pendency of the proposed transactions on Kezar’s trading price, business, operating results and relationships with collaborators, vendors, competitors and others; the risk that stockholder litigation or legal proceedings in connection with the proposed transactions may result in significant costs of defense, indemnification and liability, or present risks to the timing or certainty of the closing of the proposed transactions; the outcome of any stockholder litigation or legal proceedings that may be instituted against Kezar related to the Merger Agreement or the proposed transactions; changes in Kezar’s businesses during the period between announcement and closing of the proposed transactions; uncertainties pertaining to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates and changes in tax and other laws, regulations, rates and policies; and other risks and uncertainties, any of which could cause Kezar’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in Kezar’s Annual Report on Form 10-K for the period ended December 31, 2025, filed with the SEC on March 27, 2026, as well as in other filings Kezar may make with the SEC in the future and in the Schedule TO and related Offer documents to be filed by Aurinia. Any forward-looking statements contained in this filing speak only as of the date hereof, and Kezar does not undertake and expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.
Important Information and Where to Find It
The Offer for the outstanding shares of Kezar referenced in this press release has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the Offer materials that Aurinia Pharmaceuticals Inc. and its subsidiary will file with the SEC. At the time the Offer is commenced, Aurinia Pharmaceuticals Inc. and its subsidiary will file Offer materials on Schedule TO, and, thereafter, Kezar will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer.
THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL

CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF KEZAR’S COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF KEZAR’S COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.
The Offer to Purchase, related Letter of Transmittal and certain other Offer documents will be made available to Kezar common stockholders at no expense upon request and will be made available to the public for free at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of both companies' website at https://www.auriniapharma.com/investors and https://ir.kezarlifesciences.com.

Aurinia Inquiries
ir@auriniapharma.com

Kezar Inquiries
ir@KezarBio.com